Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the DWS Money Market Prime Series (formerly DWS Money Market Fund and Scudder Money Market Fund) DWS Money Market Fund Shares, DWS Cash Investment Trust Class A Shares, DWS Cash Investment Trust Class B Shares, DWS Cash Investment Trust Class C Shares and DWS Cash Investment Trust Class S Shares, DWS Government & Agency Money Fund (formerly Scudder Government & Agency Money Fund) and DWS Tax-Exempt Money Fund (formerly Scudder Tax-Exempt Money Fund) (collectively the "DWS Money Funds" formerly Scudder Money Funds) Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Money Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A, No. 2-51992) of our report dated September 18, 2006, on the financial statements and financial highlights of the DWS Money Funds, included in the DWS Money Funds' Annual Report dated July 31, 2006.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
November 22, 2006